EXHIBIT 24

POWER OF ATTORNEY

For Registration Statement on Form S-4

The undersigned, a director of American Dental Partners, Inc., a Delaware corporation (the “Company”), hereby constitutes and appoints Gregory A. Serrao and Breht T. Feigh, and each of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place, and stead, in his capacity as director of the Company, to execute any and all amendments (including post-effective amendments) to the Company’s Registration Statement on Form S-4 (registration number: 333-56941) and registration statements filed pursuant to Rule 462(b) under the Securities Act, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitutes, may lawfully do or cause to be done by virtue hereof.

/S/ GERARD M. MOUFFLET	JULY 1, 2003
Gerard M. Moufflet	Date